Exhibit 99.1

Hyperdynamics Corporation

Annual Meeting of Stockholders Held on April 19, 2017

Final Report of the Inspector of Election

I, the undersigned, duly appointed Inspector of Election at the Annual Meeting of Stockholders (the “Meeting”) of Hyperdynamics Corporation (the “Company”) held on April 19, 2017 hereby certify that:

1.              Before entering upon the discharge of my duties as Inspector of Election at the Meeting, I took and signed an Oath of Inspectors of Election.

2.              The Meeting was held at the Omni Hotel  at 13210 Katy Freeway, Houston, TX 77079  on Wednesday, April 19, 2017 at 10:00 a.m. (CST), pursuant to notice duly given.

3.              At the close of business on January 20, 2017, the record date for the determination of stockholders entitled to vote at the Meeting, there were issued and outstanding 21,202,423 shares of the Company’s Common Stock, each share being entitled to one vote, constituting all of the outstanding voting securities of the Company.

4.              At the Meeting, the holders of 17,582,508 shares of the Company’s Common Stock were represented in person or by proxy, constituting a quorum.

5.              The undersigned canvassed the votes of the stockholders cast by ballot or proxy on the matters presented at the Meeting.

6.              At the Meeting, the vote on the election of six (6) directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal was as follows:

	For	Withhold

Ray Leonard	8,307,685	91,642

Ian Norbury	8,310,667	88,660

Patricia N. Moller	8,312,800	86,527

William O. Strange	8,304,651	94,676

Fred Zeidman	8,311,171	88,156

Gary D. Elliston	8,304,498	94,829

7.              At the Meeting, the vote on the ratification of the appointment of Hein & Associates LLP as the Company’s independent auditor for the fiscal year ending June 30, 2017 was as follows:

For	Against	Abstain

17,147,149	115,915	319,744

8.              At the Meeting, the advisory vote on the frequency of holding an advisory vote on executive compensation was as follows:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain

2,014,494	249,896	6,019,702	115,234

IN WITNESS WHEREOF, I have made this Final Report and have hereunto set my hand this 24th  day of April, 2017.

Respectfully submitted,

Paolo G. Amoruso, PLLC

/s/ Paolo G. Amoruso

Paolo G. Amoruso